EXHIBIT 99.1
SIRNA THERAPEUTICS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
SAN FRANCISCO, May 2, 2006 — Sirna Therapeutics, Inc. (Nasdaq: RNAI) today reported financial results for the first quarter ended March 31, 2006.
For the quarter ended March 31, 2006, Sirna reported a net loss of $8.0 million, or $0.13 per share, compared to a net loss of $8.0 million, or $0.19 per share, for the same period in 2005. Revenues for the first quarter of 2006 were $0.4 million, compared to $0.5 million for the same quarter in 2005.
Operating expenses were $9.0 million for the three month period ended March 31, 2006 compared to $8.7 million for the same period in 2005. Operating expenses for the first quarter of 2006 included $0.7 million of non-cash share-based employee compensation expense, related to Sirna’s adoption of Statement of Financial Accounting Standards No. 123R as of January 1, 2006. Excluding the share-based employee compensation expense, non-GAAP operating expenses for the first quarter of 2006 were $8.3 million and the non-GAAP net loss for the first quarter of 2006 was $7.3 million or $0.12 per share.
Sirna ended the first quarter with $41.6 million in cash and marketable securities, and subsequently received $12.0 million from GlaxoSmithKline related to a collaboration agreement executed on March 31, 2006. The company’s change in cash and marketable securities during the first quarter was $4.1 million, which reflects $7.5 million cash used in operations, offset by cash proceeds from warrant and option exercises of $3.4 million.
“Sirna achieved two important goals this quarter,” stated Howard W. Robin, Sirna President and CEO. “First, we signed a major respiratory alliance with GlaxoSmithKline (GSK). Second, we announced the issuance of a landscape-changing patent by the U.S. Patent Office (USPTO). We believe that the achievement of these goals, together with our progress in the clinic and our pioneering efforts to advance RNAi-based technology, will lead to even greater shareholder value.”
RECENT HIGHLIGHTS INCLUDE:
•	The announcement of an exclusive multi-year strategic alliance with GlaxoSmithKline focused on discovery, development and commercialization of novel RNAi-based therapeutics for respiratory diseases. Sirna received an initial payment of $12.0 million, made up as cash and purchase of Sirna common stock, priced at $8.36 per share. Under the agreement, Sirna may also receive milestone payments in excess of $700.0 million for collaboration and clinical development events, as well as royalties on worldwide sales of products which successfully result from the alliance. In addition, Sirna will be eligible to receive contract manufacturing revenues. GSK will be responsible for all pre-clinical, development and commercialization expenses.
•	The issuance by the USPTO of the first broad siRNA patent for a gene target. The patent covers any chemically modified siRNA targeting I Kappa B kinase-gamma (IKK-gamma). The claims of the patent are not limited to a specific siRNA sequence, but cover any siRNA sequence used against the gene. This patent sets a precedent for Sirna’s entire target patent portfolio in the U.S. Sirna has filed similar patents for use of siRNAs against over 250 mammalian gene and viral targets.
•	The issuance by the USPTO of a patent which broadly covers a process for the synthesis, deprotection and purification of nucleic acids with one or more ribonucleotides. This process is critical for the efficient synthesis of RNA at high yields and high purity and is applicable to both small- and large-scale production of oligonucleotides such as siRNAs and aptamers.
•	The appointment of R. Scott Greer, former Chairman of Abgenix, Inc., as the new Chairman of the Board of Directors and Lutz Lingnau, member of the Executive Board of Schering AG and Former President and Chief Executive Officer of Berlex Laboratories, as a new Board member.
Howard W. Robin, Sirna President and CEO, and the Sirna senior management team will discuss progress to date in their clinical and preclinical programs and provide an overview of financial results during a conference call on Tuesday, May 2nd at 4:30 p.m. EDT (2:30 p.m. MDT; 1:30 p.m. PDT).
A live audio webcast of the call will be available at the Company’s corporate web site at www.sirna.com. Participants are urged to log on to the web site 15 minutes prior to the scheduled start time to download and install any necessary audio software. To access the live telephonic broadcast, domestic callers should dial (888) 802-2280; international callers may dial (913) 312-1266.
An audio webcast replay will be available on Sirna’s web site, www.sirna.com, for 60 days. Additionally, a telephonic replay of the call will be maintained through midnight, Tuesday, May 16, 2006. To access the replay, please dial (888) 203-1112 from the U.S. or (719) 457-0820 when calling internationally, using confirmation code 8556450.
About Sirna Therapeutics
Sirna Therapeutics is a clinical-stage biotechnology company developing RNAi-based therapies for serious diseases and conditions, including age-related macular degeneration (AMD), hepatitis B and C, dermatology, asthma, Huntington’s disease, diabetes and oncology. Sirna Therapeutics completed its Phase 1 clinical trial for Sirna-027 in AMD in 2005 and with its strategic partner, Allergan, Inc., expects to move Sirna-027 into Phase 2 clinical trials in 2006. Sirna has selected a clinical compound for hepatitis C virus, Sirna-034, which the Company plans to bring into Phase 1 clinical trials by the end of 2006. Sirna has established an exclusive multi-year strategic alliance with GlaxoSmithKline for the development of siRNA compounds for the treatment of respiratory diseases. Sirna has a leading intellectual property portfolio in RNAi covering over 250 mammalian gene and viral targets and over 175 issued or pending patents covering other major aspects of RNAi technology. More information on Sirna Therapeutics is available on the Company’s web site at http://www.sirna.com.
Safe Harbor Statement
Statements in this press release which are not strictly historical are “forward-looking” statements which should be considered as subject to many risks and uncertainties. For example, most drug candidates do not become approved drugs. Sirna currently does not have any clinical drug candidates for the treatment of respiratory diseases, and the development of Sirna-027 and Sirna-034 as well as Sirna’s other programs are still at a relatively early stage. All of these programs, and Sirna’s ability to obtain milestone and royalty payments for them, are subject to significant risks and unknowns, are highly contingent upon future successes, and require significant funding. In addition, patent applications may not result in issued patents, and issued patents may not be enforceable or could be invalidated. Other risks and uncertainties include, among others, Sirna’s early stage of development and short operating history, Sirna’s history and expectation of losses and need to raise capital, Sirna’s need to obtain clinical validation and regulatory approval for Sirna-027, Sirna-034 and Sirna’s other product candidates, any of which could have negative results, Sirna’s need to engage collaborators, Sirna’s need to obtain and protect intellectual property, and the risk of third-party patent infringement claims. These and additional risk factors are identified in Sirna’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Contacts:
Rebecca Galler Robison, Senior Director, Corporate Strategy, Sirna Therapeutics, Inc., 303-449-6500

SIRNA THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)	(Note 1)
ASSETS
Cash, cash equivalents and securities available-for-sale	$41,550	$45,692
Receivable from collaboration partner	12,000	—
Property and equipment, net	2,133	1,906
Other assets, net	3,078	1,919

	$58,761	$49,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,518	$6,699
Deferred revenue, long-term	7,136	2,917
Other long-term liabilities	284	275
Stockholders’ equity	41,823	39,626

	$58,761	$49,517

Note 1. Derived from audited financial statements.

SIRNA THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except for per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Contract revenue	$426	$43
Contract manufacturing revenue	—	465

Total revenues	426	508

Operating expenses:
Cost of contract manufacturing	—	394
Research and development	5,640	6,104
General and administrative	3,381	2,170

Total operating expenses	9,021	8,668

Loss from operations	(8,595)	(8,160)
Other income (expense):
Interest and other income	617	175
Interest expense	—	(25)

Net loss	$(7,978)	$(8,010)

Basic and diluted net loss per common share	$(0.13)	$(0.19)

Weighted average common shares outstanding, basic and diluted	60,099	41,532